Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED

MASTER REPURCHASE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of August 10, 2017, is made and entered into between and among HomeAmerican Mortgage Corporation, a Colorado corporation (the “Seller”), and U.S. Bank National Association, as administrative agent and representative of itself as a Buyer and the other Buyers (in such capacity, the “Agent”) and as a Buyer (in such capacity, “U.S. Bank”).

RECITALS:

A.     The Seller, U.S. Bank, and the Agent are parties to an Amended and Restated Master Repurchase Agreement dated as of September 16, 2016 (as further amended, restated or otherwise modified from time to time, the “Repurchase Agreement”).

B.     The Seller and the Agent now desire to amend certain provisions of the Repurchase Agreement as set forth herein.

AGREEMENT:

In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.

Section 2.          Amendments.

2.1.     The following definition set forth in Section 1.2 of the Repurchase Agreement is amended to read in its entirety as follows:

“Termination Date” means the earlier of (a) August 9, 2018, or (b) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.

2.2.      Facility Fee. Section 9.1 of the Repurchase Agreement is amended and restated to read in its entirety as follows:

9.1.   Facility Fee. The Seller agrees to pay to the Agent (for Pro Rata distribution to the Buyers) monthly, in arrears, a facility fee (the “Facility Fee”) in an amount equal to the sum of fifteen one hundredths of a percent (0.15%) per annum of the Maximum Aggregate Commitment, as in effect from time to time, for the period from the Effective Date to the Termination Date, computed for each calendar month or portion thereof from the Effective Date to the Termination Date. The Facility Fee shall be payable monthly in arrears and shall be due and payable no later than the ninth (9th) day of each month. The Facility Fee is compensation to the Buyers for committing to make funds available for revolving purchases of Eligible Loans on the terms and subject to the conditions of this Agreement, and are not compensation for the use or forbearance or detention of money. Each calculation by the Agent of the amount of the Facility Fee shall be conclusive and binding absent manifest error.

Section 3.         Conditions Precedent and Effectiveness. This Amendment shall be effective as of the date first above written, upon the occurrence of the following events:

3.1.     delivery to the Agent of this Amendment duly executed by the Seller in a quantity sufficient that the Agent and the Seller may each have a fully executed original;

3.2.     delivery to the Agent of a certificate by the Secretary or Assistant Secretary of the Seller (i) certifying that the resolutions adopted by the Seller’s board of directors on September 12, 2016, remain in full force and effect, authorizing the Seller to enter into this Amendment, (ii) certifying that there has been no amendment to the Articles of Incorporation of the Seller since true and accurate copies of the same were delivered to the Agent as of November 12, 2008, (iii) certifying that there has been no amendment to the By-Laws of Seller since true and accurate copies of the same were delivered to the Agent as of November 12, 2008, and (iv) a certification that the incumbency, names, titles, and signatures of the officers of the Seller delivered to the Agent as of September 16, 2016 are still true and correct and have not been amended or modified in any way prior to the date hereof and that such officers are authorized to execute this Amendment and the other instruments executed by the Seller in connection with this Amendment; and

3.3.    delivery to the Agent of such other documents as it may reasonably request.

Section 4.         Miscellaneous.

4.1.     Ratifications. The terms and provisions of this Amendment shall modify and supersede all inconsistent terms and provisions of the Repurchase Agreement and the other Repurchase Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.

4.2.     Seller Representations and Warranties. The Seller hereby represents and warrants that (a) the representations and warranties in Article 15 of the Repurchase Agreement and in the other Repurchase Documents are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof, and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4.3.     Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.

4.4.     Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement refers to the Repurchase Agreement as amended and modified hereby.

4.5.     Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

4.6.     Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

4.7.     Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

4.8.     Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

4.9.     ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO OR THERETO.

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IN WITNESS WHEREOF the parties have caused this Amendment to be executed as of the date first written above.

SELLER AND SERVICER:

HOMEAMERICAN MORTGAGE CORPORATION, as Seller and Servicer

By:	/s/ John J. Heaney
Name: John J. Heaney Title: Senior Vice President and Treasurer

AGENT AND BUYER:

U.S. BANK NATIONAL ASSOCIATION, as Agent and Buyer

By:	/s/ Edwin D. Jenkins
Name: Edwin D. Jenkins Title: Senior Vice President

Signature Page

First Amendment